Exhibit 10.2.1

SALARY.COM, INC.

STOCK OPTION AGREEMENT

Salary.com, Inc. (the “Company”) hereby grants the following stock option pursuant to its 2004 Stock Option and Incentive Plan. The terms and conditions attached hereto are also a part hereof.

Name of Employee (the “Employee”):

Date of this option grant:

Number of shares of the Company’s Common Stock subject to this option (“Option Shares”):

Option exercise price per share:

Number, if any, of Option Shares that are Vested Shares on grant date:

Option Shares that are Unvested Shares on grant date:

Vesting Start Date:

Vesting Schedule:

On Vesting Start Date, and monthly thereafter:	shares

Five years from Vesting Start Date:	All remaining Unvested Shares

Payment alternatives (specify any or all of Section 7(a)(i) though (iii):	Section 7(a) (i) through (iii)

Employee	Salary.com, Inc.

By:
Signature of Employee Street Address City/State/Zip Code	Name of Officer: Title:

Employee; NonQual Grant; Scheduled Vesting

Salary.com, Inc.

STOCK OPTION AGREEMENT – INCORPORATED TERMS AND CONDITIONS

1. Grant Under Plan. This option is granted pursuant to and is governed by the Company’s 2004 Stock Option and Incentive Plan (the “Plan”) and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan.

2. Grant as Non-Qualified Stock Option. This option is a non-statutory stock option and is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “Code”).

3. Exercisability of Option; Vesting.

(a) Full Exercisability. This option may be exercised at any time and from time to time for all or any portion of the Option Shares, except that this option may not be exercised for a fraction of a share. The foregoing right (subject to Sections 4 or 5 hereof if the Employee ceases to be employed by the Company) may be exercised only before the date which is ten years from the date set forth above.

(b) Vesting. If the Employee has remained continuously employed by the Company through the vesting dates specified on the cover page hereof, Unvested Shares shall become Vested Shares (or shall “vest”) on such dates in an amount equal to the number of shares set opposite the applicable date on the cover page hereof. Option Shares that have been issued and which are “Unvested Shares” shall be subject to the Company’s Repurchase Option described in Section 6 unless and until they become “Vested Shares.” Any vesting of shares under this option shall first be deemed to apply to shares issued upon exercise of this option (in the order of such exercise) and then to unissued shares subject to this option; and any exercise of this option shall be deemed to apply first to any then unissued Vested Shares. The Employee agrees not to sell, assign, transfer, pledge, hypothecate, gift, mortgage or otherwise encumber or dispose of (except to the Company or any successor to the Company) all or any Unvested Shares or any interest therein, and any Unvested Shares purchased upon exercise of this option shall be held in escrow by the Company in accordance with the terms of Section 17 below unless and until they become Vested Shares. The term “Option Shares” used without reference to either Unvested Shares or Vested Shares shall mean both Unvested Shares and Vested Shares, without distinction.

In addition, in the event the Company’s Repurchase Option is triggered pursuant to Section 6 below, and the Company elects not to exercise its option for the repurchase of any or all of the Unvested Shares, then upon the expiration of the Repurchase Option Period, any and all Option Shares not repurchased by the Company shall become Vested Shares. The Board may, in its discretion, accelerate any of the foregoing vesting dates.

4. Termination of Employment.

(a) Termination Other Than for Cause. If the Employee ceases to be employed by the Company, other than by reason of death or disability as defined in Section 5 or termination for Cause as defined in Section 4(c), vesting of Unvested Shares shall immediately cease, this option may be exercised only as to any Option Shares that are Vested Shares on the date of termination of the Employee’s employment and this option may be exercised only on or prior to the date which is three months after the date of termination of the Employee’s employment (but not later than the scheduled expiration date). In the event of termination of employment, the Repurchase Option described in Section 6 shall also be applicable. For purposes hereof, employment shall not be considered as having terminated during any leave of absence if such leave of absence has been approved in writing by the Company and if such written approval contractually obligates the Company to continue the employment of the Employee after the approved period of absence; in the event of such an approved leave of absence, vesting of this option shall be suspended (and the period of the leave of absence shall be added to all vesting dates) unless otherwise provided in the Company’s written approval of the leave of absence. For purposes hereof, employment shall include a consulting arrangement between the Employee and the Company that immediately follows termination of employment, but only if so stated in a written consulting agreement executed by the Company that specifically refers to this option. This option shall not be affected by any change of employment within or among the Company and its Subsidiaries so long as the Employee continuously remains an employee of the Company or any Subsidiary.

(b) Termination for Cause. If the employment of the Employee is terminated for Cause (as defined in Section 4(c)), this option shall expire (that is, may no longer be exercised) upon the Employee’s receipt of written notice of such termination. In such event, the Repurchase Option described in Section 6 shall also be applicable.

(c) Definition of Cause. “Cause” shall mean conduct involving one or more of the following: (i) the substantial and continuing failure of the Employee, after notice thereof, to render services to the Company in accordance with the terms or requirements of his or her employment; (ii) disloyalty, gross negligence, willful misconduct, dishonesty, fraud or breach of fiduciary duty to the Company; (iii) deliberate disregard of the rules or policies of the Company, or breach of an employment or other agreement with the Company, which results in direct or indirect loss, damage or injury to the Company; (iv) the unauthorized disclosure of any trade secret or confidential information of the Company; or (v) the commission of an act which constitutes unfair competition with the Company or which induces any customer or supplier to breach a contract with the Company.

5. Death; Disability.

(a) Death. If the Employee dies while in the employ of the Company, vesting of Unvested Shares shall immediately cease. In such event, this option may be exercised only as to any Option Shares that are Vested Shares on the date of the Employee’s death, by the Employee’s estate, personal representative or beneficiary to whom this option has been transferred pursuant to Section 10, and this option may be exercised only on or prior to the date which is 180 days after the date of death (but not later than the scheduled expiration date). In the event of death, the Repurchase Option described in Section 6 shall also be applicable.

(b) Disability. If the Employee ceases to be employed by the Company by reason of his or her disability, vesting of Option Shares shall immediately cease; this option may be exercised only as to any Option Shares that are Vested Shares on the date of termination of the Employee’s employment; and this option may be exercised only on or prior to the date which is 180 days after the date of termination of the Employee’s employment (but not later than the scheduled expiration date). In the event of such termination of employment, the Repurchase Option described in Section 6 shall also be applicable. For purposes hereof, “disability” means “permanent and total disability” as defined in Section 22(e)(3) of the Code.

6. Repurchase Option. In the event of any voluntary or involuntary termination of the Employee’s employment by the Company for any or no reason, including by reason of death or disability, the Company shall, upon and from the date of such termination (as reasonably fixed and determined by the Company) have an irrevocable, exclusive, assignable option (the “Repurchase Option”) for a period of ninety (90) days (the “Repurchase Option Period”) to repurchase all or any portion of the Employee’s Unvested Shares at the original purchase price per share paid by the Employee. Such option may be exercised by the Company by sending written notice to the Employee, which notice shall specify the number of Unvested Shares being so repurchased and which notice shall be accompanied by the Company’s check for the purchase price of those shares. Upon the sending of such notice and check, the Company shall become the legal and beneficial owner of the Unvested Shares being repurchased and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Unvested Shares being repurchased by the Company.

7. Payment of Exercise Price.

(a) Payment Options. The exercise price shall be paid by one or any combination of the following forms of payment that are applicable to this option, as indicated on the cover page hereof:

(i)	by check payable to the order of the Company; or

(ii)	delivery of an irrevocable and unconditional undertaking, satisfactory in form and substance to the Company, by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or delivery by the Employee to the Company of a copy of irrevocable and unconditional instructions, satisfactory in form and substance to the Company, to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price; or

(iii)	subject to Section 7(b) below, if the Common Stock is then traded on a national securities exchange or on the Nasdaq National Market (or successor trading system), by delivery of shares of Common Stock having a fair market value equal as of the date of exercise to the option price.

In the case of (iii) above, fair market value as of the date of exercise shall be determined as of the last business day for which such prices or quotes are available prior to the date of exercise and shall mean (i) the last reported sale price (on that date) of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the Nasdaq National Market (or successor trading system), if the Common Stock is not then traded on a national securities exchange.

(b) Limitations on Payment by Delivery of Common Stock. If Section 7(a)(iii) is applicable, and if the Employee delivers Common Stock held by the Employee (“Old Stock”) to the Company in full or partial payment of the exercise price and the Old Stock so delivered is subject to restrictions or limitations imposed by agreement between the Employee and the Company, an equivalent number of Option Shares shall be subject to all restrictions and limitations applicable to the Old Stock to the extent that the Employee paid for the Option Shares by delivery of Old Stock, in addition to any restrictions or limitations imposed by this Agreement. Notwithstanding the foregoing, the Employee may not pay any part of the exercise price hereof by transferring Common Stock to the Company unless such Common Stock has been owned by the Employee free of any substantial risk of forfeiture for at least six months.

8. Securities Laws Restrictions on Resale. Until registered under the Securities Act of 1933, as amended, or any successor statute (the “Securities Act”), the Option Shares will be of an illiquid nature and will be deemed to be “restricted securities” for purposes of the Securities Act. Accordingly, such shares must be sold in compliance with the registration requirements of the Securities Act or an exemption therefrom. Unless the Option Shares have been registered under the Securities Act, each certificate evidencing any of the Option Shares shall bear a legend substantially as follows:

“The shares represented by this certificate are subject to restrictions on transfer and may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with and subject to all the terms and conditions of a certain [Incentive] Stock Option Agreement dated as of [date], a copy of which the Company will furnish to the holder of this certificate upon request and without charge.”

9. Method of Exercising Option. Subject to the terms and conditions of this Agreement, this option may be exercised by written notice to the Company at its principal executive office, or to such transfer agent as the Company shall designate. Such notice shall state the election to exercise this option and the number of Option Shares for which it is being exercised and shall be signed by the person or persons so exercising this option. Such notice shall be accompanied by payment of the full purchase price of such shares, and the Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received. Such certificate or certificates shall be registered in the name of the person or persons so exercising this option (or, if this option shall be exercised by the Employee and if the Employee shall so request in the notice exercising this option, shall be registered in the name of the Employee and another person jointly, with right of survivorship). In the event this option shall be exercised, pursuant to Section 5 hereof, by any person or persons other than the Employee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option.

10. Option Not Transferable. This option is not transferable or assignable except by will or by the laws of descent and distribution. During the Employee’s lifetime only the Employee can exercise this option.

11. No Obligation to Exercise Option. The grant and acceptance of this option imposes no obligation on the Employee to exercise it.

12. No Obligation to Continue Employment. Neither the Plan, this Agreement, nor the grant of this option imposes any obligation on the Company to continue the Employee in employment.

13. Adjustments. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to such date of exercise.

14. Withholding Taxes; Section 83(b) Election.

(a) Withholding Taxes. If the Company in its discretion determines that it is obligated to withhold any tax in connection with the exercise of this option, or in connection with the transfer of, or the lapse of restrictions on, any Common Stock or other property acquired pursuant to this option, the Employee hereby agrees that the Company may withhold from the Employee’s wages or other remuneration the appropriate amount of tax. At the discretion of the Company, the amount required to be withheld may be withheld in cash from such wages or other remuneration or in kind from the Common Stock or other property otherwise deliverable to the Employee on exercise of this option. The Employee further agrees that, if the Company does not withhold an amount from the Employee’s wages or other remuneration sufficient to satisfy the withholding obligation of the Company, the Employee will make reimbursement on demand, in cash, for the amount underwithheld.

THE FILING OF AN ELECTION UNDER SECTION 83(B) OF THE INTERNAL REVENUE CODE OF 1986. AS AMENDED, MAY BE REQUIRED BY SECTION 14(b) OF THIS AGREEMENT. IF REQUIRED, SUCH AN ELECTION MUST BE FILED WITH THE INTERNAL REVENUE SERVICE WITHIN 30 DAYS FOLLOWING EACH EXERCISE OF THIS OPTION.

(b) Section 83(b) Election. Employee acknowledges that the Unvested Shares acquired upon exercise of this option may be treated as subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code and that, in the absence of an election under Section 83(b) of the Code, such treatment could delay the determination of the tax consequences of such exercise for both the Company and Employee. In order to ensure that the tax consequences of such exercise will be determined at the time of exercise, Employee agrees to file a timely election under Section 83(b) of the Code to include in Employee’s taxable income, at the time of exercise, the difference between the fair market value of the Unvested Shares received upon exercise of this option and the amount paid for such shares; provided, however, that the Board, in its sole and absolute discretion, may waive the requirement that the Employee file such election.

15. Restrictions on Transfer; Company’s Right of First Refusal.

(a) Exercise of Right. Option Shares may not be transferred without the Company’s written consent except by will, by the laws of descent and distribution or in accordance with the further provisions of this Section 15. If the Employee desires to transfer all or any part of the Vested Shares to any person other than the Company (an “Offeror”), the Employee shall: (i) obtain in writing an irrevocable and unconditional bona fide offer (the “Offer”) for the purchase thereof from the Offeror; and (ii) give written notice (the “Option Notice”) to the Company setting forth the Employee’s desire to transfer such shares, which Option Notice shall be accompanied by a photocopy of the Offer and shall set forth at least the name and address of the Offeror and the price and terms of the Offer. Upon receipt of the Option Notice, the Company shall have an assignable option to purchase any or all of such Vested Shares (the “Company Option Shares”) specified in the Option Notice, such option to be exercisable by giving, within 15 days after receipt of the Option Notice, a written counter-notice to the Employee. If the Company elects to purchase any or all of such Company Option Shares, it shall be obligated to purchase, and the Employee shall be obligated to sell to the Company, such Company Option Shares at the price and terms indicated in the Offer within 30 days from the date of delivery by the Company of such counter-notice.

(b) Sale of Option Shares to Offeror. The Employee may, for 60 days after the expiration of the 30-day option period as set forth in Section 15(a), sell to the Offeror, pursuant to the terms of the Offer, any or all of such Company Option Shares not purchased or agreed to be purchased by the Company or its assignee; provided, however, that the Employee shall not sell such Option Shares to such Offeror if such Offeror is a competitor of the Company and the Company gives written notice to the Employee, within 30 days of its receipt of the Option Notice, stating that the Employee shall not sell his or her Option Shares to such Offeror; and provided, further, that prior to the sale of such Option Shares to an Offeror, such Offeror shall execute an agreement with the Company pursuant to which such Offeror agrees to be subject to the restrictions set forth in this Section 15. If any or all of such Option Shares are not sold pursuant to an Offer within the time permitted above, the unsold Option Shares shall remain subject to the terms of this Section 15.

(c) Failure to Deliver Option Shares. If the Employee fails or refuses to deliver on a timely basis duly endorsed certificates representing Company Option Shares to be sold to the Company or its assignee pursuant to this Section 15, the Company shall have the right to deposit the purchase price for such Company Option Shares in a special account with any bank or trust company, giving notice of such deposit to the Employee, whereupon such Company Option Shares shall be deemed to have been purchased by the Company. All such monies shall be held by the bank or trust company for the benefit of the Employee. All monies deposited with the bank or trust company but remaining unclaimed for two years after the date of deposit shall be repaid by the bank or trust company to the Company on demand, and the Employee shall thereafter look only to the Company for payment.

(d) Expiration of Company’s Right of First Refusal and Transfer Restrictions. The first refusal rights of the Company and the transfer restrictions set forth in this Section 15 shall expire on the earliest to occur of (i) the tenth anniversary of the date of this Agreement, (ii) immediately prior to the closing of a public offering of Common Stock by the Company pursuant to an effective registration statement filed under the Securities Act, or (iii) the occurrence of an Acquisition.

16. Lock-up Agreement. The Employee agrees that in the event that the Company effects an initial underwritten public offering of Common Stock registered under the Securities Act, the Option Shares may not be sold, offered for sale or otherwise disposed of, directly or indirectly, without the prior written consent of the managing underwriter(s) of the offering, for such period of time after the execution of an underwriting agreement in connection with such offering that all of the Company’s then directors and executive officers agree to be similarly bound.

17. Escrow of Unvested Shares.

(a) If this option is exercised as to any Unvested Shares, such Unvested Shares shall be issued in the name of the Employee, but shall be held in escrow by the Company, acting in the capacity of escrow agent, together with a stock assignment executed by the Employee with respect to such Unvested Shares.

(b) With respect to any Unvested Shares held in escrow that become Vested Shares, the Company shall promptly issue a new certificate for the number of shares that have become Vested Shares and shall deliver such certificate to the Employee and shall retain in escrow a new certificate for any remaining Unvested Shares in exchange for the all or the relevant portion of the applicable certificate then being held by the Company as escrow agent.

(c) Subject to the terms hereof, the Employee shall have all the rights of a shareholder with respect to the Unvested Shares while they are held in escrow, including, without limitation, the right to vote the Unvested Shares and receive any cash dividends declared thereon.

(d) The Company may terminate this escrow at any time. The Company may also appoint another entity to serve as escrow agent hereunder, in which event the Employee agrees to execute all documents requested by the Company in connection therewith.

18. Arbitration. Any dispute, controversy, or claim arising out of, in connection with, or relating to the performance of this Agreement or its termination shall be settled by arbitration in the Commonwealth of Massachusetts, pursuant to the rules then obtaining of the American Arbitration Association. Any award shall be final, binding and conclusive upon the parties and a judgment rendered thereon may be entered in any court having jurisdiction thereof.

19. Provision of Documentation to Employee. By signing this Agreement the Employee acknowledges receipt of a copy of this Agreement and a copy of the Plan.

20. Miscellaneous.

(a) Notices. All notices hereunder shall be in writing and shall be deemed given when sent by certified or registered mail, postage prepaid, return receipt requested, if to the Employee, to the address set forth below or at the address shown on the records of the Company, and if to the Company, to the Company’s principal executive offices, attention of the Corporate Secretary.

(b) Entire Agreement; Modification. This Agreement constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement may be modified, amended or rescinded only by a written agreement executed by both parties.

(c) Fractional Shares. If this option becomes exercisable for a fraction of a share because of the adjustment provisions contained in the Plan, such fraction shall be rounded down.

(d) Issuances of Securities; Changes in Capital Structure. Except as expressly provided herein or in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to this option. If there shall be any change in the Common Stock of the Company through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination or exchange of shares, spin-off, split-up or other similar change in capitalization or event, the restrictions and other provisions contained in this Agreement shall apply with equal force to additional and/or substitute securities, if any, received by the Employee in exchange for, or by virtue of his or her ownership of, Option Shares, except as otherwise determined by the Board.

(e) Definition of Good Reason. “Good reason” means, with respect to any Employee, any of the following actions taken without the Employee’s consent: (i) a reduction by the Company in the Employee’s annual base salary as in effect on the date of the consummation of the Acquisition or as the same may be increased from time to time; or (ii) the failure by the Company to pay to the Employee any portion of the Employee’s current compensation within seven (7) days of the date such compensation is due; or (iii) a substantial reduction in the value of the Employee’s benefit package from the value of the Employee’s benefit package on the date of the consummation of the Acquisition.

(f) Severability. The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth in Section 10 hereof.

(h) Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without giving effect to the principles of the conflicts of laws thereof.